Exhibit 10.4

SECOND AMENDMENT

TO

ADDENDUM TO WHOLESALE SECURITY AGREEMENT

This Second Amendment to Addendum to Wholesale Security Agreement (the “Security Agreement”) is by and between General Electric Capital Corporation (“Secured Party”) and each of the below signed debtors (individually a “Debtor” and collectively the “Debtors”) and shall modify, be attached to and specifically incorporated into that certain Addendum to Wholesale Security Agreement dated September 20, 2005, (as amended, the “Addendum”).

Effective upon the date hereof, Secured Party and Debtors agree as follows:

1.  Section S.2.of the Security Agreement is hereby deleted and the following inserted in lieu thereof:

2.       Working Capital Advances.  Secured Party, subject to the terms and conditions of this Agreement, from time to time, will make Working Capital Advances to Debtors.  Debtors may, upon written request, request Secured Party to make a Working Capital Advance. The minimum Working Capital Advance shall be $100,000. Requests received after 12:00 p.m. will be honored on the next Business Day.

The obligation of Secured Party to make Working Capital Advances as provided herein, is subject to the fulfillment on the date such Working Capital Advance is to be made of each of the following conditions:

(i)                                     Debtors shall not be in default under this Agreement; and

(ii)                                  the amount of the Working Capital Advance shall not cause the Adjusted Indebtedness to exceed:

•                           the total amount of Wholesale Advances relating to Inventory in which Secured Party maintains a perfected first priority security interest (the “ Priority Inventory”) (such Wholesale Advances are referred to as the “ Priority Inventory Wholesale Advances”),

•                           less any reductions that are owed to Secured Party on the Priority Inventory; and

(iii)                               from the date hereof through February 28, 2007, the availability of any Working Capital Advances will be further reduced and restricted by $50,000,000.

2.  Notwithstanding anything to the contrary contained in Section S.1 of the Security Agreement, if on or after March 1, 2007, the amount of the Priority Inventory Wholesale Advances including committed advances and or inventory in transit, exceeds the Debtor’s total Internal Credit Limits (currently $415,000,000), Secured Party may apply prepayments against specific items of Inventory, selected by Secured Party, to reduce the amount of Priority Wholesale Advances to the Internal Credit Limits.

3.  The second to last sentence of Section S.4 of the Security Agreement is hereby amended as follows effective only with respect to interest charges due for the months of January and February 2007:

Accordingly, for purposes hereof, for each monthly billing period for which interest payments are due under this Agreement, Secured Party will credit the Debtors’ monthly interest charges with an amount determined on a daily basis by multiplying the average daily prepayments less Working Capital Advances by the sum of the Libor Rate plus 133 basis points plus $10,694.44 for the month of January, 2007 and $13,611.11 for the month of February, 2007.

Except as expressly modified herein, all the terms and conditions in the Security Agreement shall remain in full force and effect and any capitalized terms not defined herein shall have the same meaning as set forth in the Security Agreement.

DATE:   January 10, 2007

Rush Medium Duty Truck Centers of Colorado, Inc.

Rush Truck Centers of Alabama, Inc.

Rush Truck Centers of Arizona, Inc.

Rush Truck Centers of California, Inc.

Rush Truck Centers of Colorado, Inc.

Rush Truck Centers of Florida, Inc.

Rush Truck Centers of Georgia, Inc.

Rush Truck Centers of New Mexico, Inc.

Rush Truck Centers of Oklahoma, Inc.

Rush Truck Centers of Tennessee, Inc.

By:	/s/ W. M. “Rusty” Rush
Name:	W. M. “Rusty” Rush
Title:	President
Rush Truck Centers of Texas, L.P.,
a Texas limited partnership

By:	RUSHTEX, INC., a Delaware corporation
General Partner

By:	/s/ W. M. “Rusty” Rush
Name:	W. M. “Rusty” Rush
Title:	President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ C. Daniel Clark
Name:	C. Daniel Clark
Title:	President and General Manager

GUARANTOR CONSENT

The undersigned Guarantor consents to the within Amendment to Addendum to Security Agreement and agrees that it will not impair Guarantor’s obligations to General Electric Capital Corporation.

GUARANTOR:  RUSH ENTERPRISES, INC.

By:	/s/ W. M. “Rusty” Rush
Name:	W. M. “Rusty” Rush
Title:	President